Exhibit 99.1

EZJR, INC.

POLICY PROHIBITING INSIDER TRADING

AND UNAUTHORIZED DISCLOSURE OF

INFORMATION TO OTHERS

After you have read this policy, please sign the Certification that is attached to this policy and return it to the Compliance Officer at the address indicated at the bottom of the Certification attached to this policy.

Introduction

Federal and state securities laws prohibit any person who is aware of material nonpublic information about a company from trading in securities of that company. These laws also prohibit a person from disclosing material nonpublic information to other persons who may trade on the basis of that information.

Our board of directors has adopted this policy to promote compliance with these laws and to protect you and our company from the serious liabilities and penalties that can result from violations of these laws.

It is your responsibility to comply with the securities laws and this policy. If you have questions about this policy, please contact our Compliance Officer. Information on how to contact the Compliance Officer is set forth under the heading “Company Assistance.”

Persons subject to this policy

If you are an employee, officer, or director of the Company or any of its subsidiaries, then this policy applies to you.

It also applies to your family members who reside with you, anyone else who lives with you and any other person or entity whose transactions in Company securities are directed by you or are subject to your influence or control.

You are responsible for making sure that these other persons and entities comply with this policy.

In addition to this policy, our directors, executive officers and certain other designated persons who have access to material nonpublic information about us are subject to a supplemental policy that imposes additional restrictions on their trading in Company securities.

Core trading and disclosure restrictions

The following trading and disclosure restrictions apply to all of our employees, officers and directors:

•                     If you have material nonpublic information regarding us, you must not trade or advise anyone else to trade in our securities until such information has been publicly disclosed.

•                     If you have material nonpublic information regarding any other company that you obtained from your employment or relationship with us, you must not trade or advise anyone else to trade in the securities of that other company until such information has been publicly disclosed.

•                     Do not share material nonpublic information with people in our company whose jobs do not require them to have the information.

•                     Do not disclose any nonpublic information, material or otherwise, concerning the Company to anyone outside the Company unless required as part of your duties and the person receiving the information has a reason to know the information for Company business purposes.

Transactions covered by this policy

This policy applies to any purchase or sale of Company securities, including our common stock, options to purchase our common stock, any other type of securities that we may issue, such as preferred stock, convertible debentures and warrants, as well as exchange-traded options, other derivative securities, and puts, calls and short sales involving Company securities.

Definition of material nonpublic information

Material information. Information about our company is “material” if there is a substantial likelihood that a reasonable shareholder or investor would consider it important in making a decision to buy, sell or hold our securities, or if the disclosure of the information would be expected to significantly alter the total mix of the information in the marketplace about us. In simple terms, material information is any type of information that could reasonably be expected to affect the market price of our securities. Both positive and negative information may be material. Information that could be material about our company includes:

•                     earnings estimates (including changes of previously announced estimates)

•                     a significant change in our operations, projections or strategic plans

•                     a potential merger or acquisition

•                     a potential sale of significant assets or subsidiaries

•                     the gain or loss of a major supplier or customer

•                     a new product or discovery

•                     a significant pricing change in our products or services

•                     a declaration of a stock split, a public or private securities offering by us or a change in our dividend policies or amounts

•                     a change in senior management

•                     an actual or threatened major lawsuit

Nonpublic information. Nonpublic information is information that is not generally available to the investing public. If you are aware of material nonpublic information, you may not trade until the information has been widely disclosed to the public (for example, through a press release or an SEC filing) and the market has had sufficient time to absorb the information. For purposes of this policy, information will generally be considered public after the second full trading day following the Company’s public release of the information. For example, if we issued a press release on a Tuesday, the first day that trading could occur would be on Friday.

If you are not sure whether information is material or nonpublic, consult with the Compliance Officer for guidance before engaging in any transaction in Company securities.

Unauthorized disclosure of information

You are prohibited from disclosing to anyone inside or outside the Company any nonpublic information obtained at or through the Company, except when such disclosure is part of your regular duties and is needed to enable the Company to carry out its business properly and effectively.

We are subject to laws that govern the timing of our disclosures of material information to the public and others. Only certain designated employees may discuss the Company with the news media, securities analysts and investors. All inquiries from outsiders regarding material nonpublic information about the Company should be forwarded to Edward Zimbardi. Accordingly, when an inquiry is made by an outsider, the following response will generally be appropriate:

“As to these types of matters, the Company’s spokesperson is Ed Zimbardi. Please provide me your contact information and Mr. Zimbardi will contact you.”

The following procedures are appropriate in protecting the confidentiality of Company information: (i) avoid discussions of confidential matters in places where they might be overheard or otherwise disseminated; (ii) mark sensitive documents “confidential” and use sealed envelopes marked “confidential”; (iii) secure confidential documents and restrict the copying of sensitive documents; (iv) provide instructions to receptionists regarding outside inquiries; (v) use code names for sensitive projects; (vi) use passwords to restrict computer access; and (vii) do not use any Internet message boards or similar medium available to the public to post any unauthorized messages regarding the Company or our business, financial condition, employees, clients or other matters related to us.

Consequences of violating insider trading laws or this policy

The consequences of violating the securities laws or this policy can be severe. They include the following:

Civil and criminal penalties. If you violate the insider trading or tipping laws, you may be required to

•         pay civil penalties up to three times the profit made or loss avoided

•         pay a criminal penalty of up to $5 million

•         serve a jail term of up to 20 years.

In addition, the Company and/or the supervisors of a person who violates these laws may also be subject to civil or criminal penalties if they did not take appropriate steps to prevent illegal trading.

Company Discipline. If you violate this policy or insider trading or tipping laws, you may be subject to disciplinary action by the Company, up to and including termination for cause. A violation of our Company policy is not necessarily the same as a violation of law and we may determine that specific conduct violates its policy, whether or not the conduct also violates the law. We are not required to await the filing or conclusion of a civil or criminal action against an alleged violator before taking disciplinary action.

Reporting Of Violations. Any employee, officer or director who violates this policy or any federal or state laws governing insider trading or tipping, or knows of any such violation by any other employee, officer or director, must report the violation immediately to the Compliance Officer.

Company Assistance

If you have a question about this policy or whether it applies to a particular transaction, contact our Compliance Officer for additional guidance. The Compliance Officer is Barry Hall and his telephone number is (701) 629-6312.

CERTIFICATION

I hereby acknowledge receipt of the EZJR, Inc.’s Policy Prohibiting Insider Trading and Unauthorized Disclosure of Information to Others and agree to abide by its terms and conditions.

 ___________________________________

Signature

 ___________________________________

Print Name

 ___________________________________

Date of Signature

Mail this Certification to:

Barry Hall

Chief Financial Officer

EZJR, Inc.

10080 Alta Drive, Suite 115

Las Vegas, NV 89145

Or email to:

bhall@ezjrinc.com